Private & Confidential









                               DATED 23 JUNE 1999









                      HUNTINGDON LIFE SCIENCES LIMITED (1)

                                       and

                     HUNTINGDON LIFE SCIENCES GROUP PLC (2)





                                    AGREEMENT
                                 for the sale of
                                Freehold Property
                                    known as
                         Stamford Lodge, Altrincham Road
                             Wilmslow, Macclesfield
                            in the County of Cheshire













                                   Wragge & Co

THIS AGREEMENT is made 23 June 1999

BETWEEN:



(I) HUNTINGDON LIFE SCIENCES LIMITED (registered number 1815730) whose registered office is at Woolley Road Alconbury Huntingdon Cambridgeshire PE 18 6ES ("the Vendor")

(2) HUNTINGDON LIFE SCIENCES GROUP PLC whose registered office is at Woolly Road Alconbury Huntingdon Cambridgeshire PE18 6ES ("the Purchaser")



IT IS AGREED that:

1        Interpretation

1.1      In this Agreement unless the context otherwise requires:

         (a)      words importing any gender include every gender

         (b) words importing the singular number also include the plural number and vice versa

         (c) words importing persons include firms companies and corporations and vice versa

         (d) references to numbered clauses and schedules are to the relevant numbered clause in or schedule to this Agreement

         (e) where any obligation is undertaken by two or more persons jointly those persons shall be jointly and severally liable in respect of that obligation

         (f) the headings to the clauses and schedules shall not affect the interpretation



1.2 In this Agreement unless the context otherwise requires the following expressions shall have the following meanings:



(a) "Completion" means actual completion of the sale the subject of this Agreement

(b)      "Completion Date" means 30 July 1999 or earlier by agreement

(c)      "Completion Money" means the Price payable on Completion

(d) "National Conditions" means the National Conditions of Sale (20th Edition) and all references in the National Conditions to "the property" shall be deemed to be references to the Property;

(e) "Nominated Account" means the Vendor's Solicitors' client account number 0660947 at Lloyds Bank plc Colmore Row Branch Birmingham sort code 30-00-03 or such other client account or accounts of the Vendor's Solicitors as they may specify

(f) "Price" means the sum of(pound)4,250,000 (four million two hundred and fifty thousand pounds)

(g)      "Property" means the property described in the Transfer

(h) "Purchaser's Solicitors" means Wragge & Co or such other solicitors as the Purchaser shall appoint in relation to the purchase of the Property

(i) "Title Matters" means any covenants easements rights or other matters affecting the Property or of which the Property has the benefit which are contained or referred to in the documents listed in the Transfer

(j) "Transfer" means the transfer of the Property by the Vendor under this Agreement in the form annexed to Schedule 1

(k) "Vendor's Solicitors" means Wragge & Co of 55 Colmore Row Birmingham B3 2AS or such other solicitors as the Vendor shall appoint in relation to the sale of the Property

(l) "Working day" has the meaning given by the National Conditions (as amended by this Agreement)

(m)      "1994 Act" means the Law of Property (Miscellaneous Provisions) Act
         1994

2        Sale and Purchase

2.1 The Vendor will sell and the Purchaser will purchase the Property for the Price on the terms of this Agreement

3.       Completion

3.1 The sale and purchase shall be completed and the Completion Money paid on or before 1.00p.m. on the Completion Date

3.2 The Completion Money shall be paid by electronic funds transfer to the Nominated Account

4.       Application of the National Conditions

4.1 The Property is sold subject to the National Conditions so far as they are not varied by or inconsistent with this Agreement and are applicable to a sale by private treaty

4.2      National  Conditions 1(6), 3, 5(3), 5(4), 5(5), 6(1), 6(2), 8(4), 9(2),
         11, 15(2),  15(3),  15(4),  17, 21(2) and 21(3) shall not apply to this
         Agreement

4.3 The prescribed rate of interest specified in definition (4) of the National Conditions shall for the purposes of the National Conditions be four per cent per annum above the Base Lending Rate from time to time of Lloyds Bank pIc

4.4 The words "but excluding any day upon which the Land Registry would be open to the public but for strike lock-out or other stoppage)" shall be added at the end of definition (6) of the National Conditions



5.       Title

5.1 The Vendor is registered at HM Land Registry as Proprietor of the Property with Absolute Title under Title Number CH410069 and is currently in the course of registration in respect of a small parcel of land to the east of Altrincham Road under title number CH438940 (also comprising the Property) and the abstract of the Vendor' s title shall consist of an office copy of the subsisting entries on the Registers of title number CH4l0069 and of the filed plan and copies of the Vendor's application to HM Land Registry in respect of that part of the Property pending registration under title number CH438940

5.2 The Property is sold subject to and where appropriate with the benefit of:

(a) all matters capable of registration as Local Land Charges or otherwise whether registered or not and every charge, notice, direction order, restriction, condition and other matter of whatsoever nature affecting the Property capable of discovery by search or enquiry of any local or other authority or statutory undertaker and the Purchaser shall be deemed to purchase with full knowledge thereof whether or not any search or enquiry has been made

(b) all notices served and proposals requirements or agreements made by or (as the case may be) with any competent authority

(c) all overriding interests as defined in section 70(1) of the Land Registration Act 1925 as amended

(d) all matters affecting the Property which are capable of discovery by an inspection of the property and/or by any search or enquiry which a prudent purchaser would make on the acquisition of the Property or which would be made on its behalf

(e)      the Title Matters

but otherwise with vacant possession

5.3 The Purchaser shall accept the Title of the Vendor to the Property which has been deduced in full to the Purchaser and shall not raise any requisition or objection in respect of the Title to the Property except in respect of matters arising in the period between the date of this Agreement and Completion

5.4 The Purchaser is deemed to have inspected the Property whether or not the Purchaser has in fact done so and shall be deemed to buy with full knowledge in all respects of the authorised use of the Property for the purposes of the legislation relating to the Town and Country Planning legislation

5.5      The Vendor shall sell with full title  guarantee  provided  always that
         Section 2(1)(b) of the 1994 Act shall apply as if the words "will at the cost of the person to whom the disposition is made" were substituted for the words "will at its own cost" and the transfer shall expressly provide


6        Transfer

6.1      The Transfer shall be in the form attached to Schedule 1

6.2 The Purchaser shall at the Purchaser's expense prepare execute stamp and deliver to the Vendor within seven days after Completion a duplicate of the Transfer

         The Vendor shall only be required to execute one Transfer of the whole of the Property

7        Non-Merger

7.1 The obligations of the Vendor and the Purchaser shall continue notwithstanding Completion insofar as they remain to be performed and observed

8        No Representations

8.1 This Agreement incorporates the entire contract between the parties and the Purchaser acknowledges that the Purchaser has not entered into this Agreement in reliance on any advertisement or other matter issued by the Vendor or the Vendor' s agents or in reliance on any statements or representations made to the Purchaser by either of them save those written statements of the Vendor's Solicitors made before the date of this Agreement in reply to any written enquiries raised by the Purchaser's Solicitors

         If there are any side letters relating to this transaction it is expressly agreed that although they may have legal force as representations collateral contracts or in some other way they do not form part of this Agreement

9        Apportionment

         The Vendor and the Purchaser agree the proportion of the Price to be allocated to the land comprised within the Property is 100% and the proportion of the Price to be attributed to the buildings situate within the Property is nil.



AS WITNESS the hands of the parties

SIGNED by.............................)
for and on behalf of the Vendor        )


SIGNED by.............................)
for and on behalf of the Purchaser    )

                                                  Schedule 1

                                               Form of Transfer

1.  Stamp Duty


Place "X" in the box that applies and complete the box in the appropriate certificate.


          I/We hereby certify that this instrument falls within category Instruments) Regulations 1987 in the Schedule to the Stamp Duty (Exempt



           It is certified that the transaction effected does not form part of a larger transaction or of a series of transactions in respect of which the amount or value or the aggregate amount or value of the consideration exceeds the sum of

    (pound)

2.  Title Number(s) of the Property (leave blank if not yet registered)

     CH410069     Ch438940

3.  Property

    Stamford Lodge, Altrincham Road, Wilmslow
    Parcel of Land to the east of Altrincham Road, Wilmslow

4.  Date

5. Transferor (give full names and Company's Registered Number if any) Huntingdon Life Sciences Limited whose registered office is at Woolley Road, Alconbury, Huntingdon, Cambridgeshire PE18 6ES (Company Registration
    No. 1815730)

6. Transferee for entry on the register (Give full names and Company's Registered Number if any; for Scottish Co.

    Huntingdon Life Sciences Group plc (Company Registration No.        )

7.  Transferee's intended address(es) for service in the U.K.
    (including postcode) for entry on the register

     Woolley Road, Alconbury, Huntingdon, Cambridgeshire PE18 6ES

8.  The Transferor transfers the property to the Transferee.

9. Consideration (Place "X" in the box that applies. State clearly the currency unit of other than sterling. If none of the boxes applies, insert an appropriate memorandum in the additional provisions panel.)

        The Transferor has received from the Transferee for the property the sum of (in words and figures) Four million two hundred and fifty thousand pounds ((pound)4,250,000) (insert other receipt as appropriate)


    The Transfer is not for money or anything which has a monetary value

10. The Transferor transfers with (place "X" in the box which applies and add any modifications)

    X  Full Title Guarantee

    provide always that:
    Section 2(1)(b) of the Law of Property (Miscellaneous Provisions) Act 1994 shall apply as if the words "will at the cost of the person to whom the disposition is made" were substituted for the words "will at its own cost"

11. Declaration of trust Where there is more than one transferee, place "X" in the appropriate box.

12. Additional Provision(s) Insert here any required or permitted statement, certificate or application and any



13. The Transferors and all other necessary parties should execute this transfer as a deed using the space below. Forms of execution are given in Schedule 3 to the Land Registration Rules 1925. If the transfer contains transferee's covenants or declarations or contains an application by them (e.g. for a restriction), it must also be executed by the Transferees.

EXECUTED as a DEED                )
by the Transferor acting by       )
two directors or one director     )
and its secretary                 )

                                  .......................................
                                  Director


                                  .......................................
                                  Director / Secretary

EXECUTED as a DEED                )
by the Transferee acting by       )
two directors or one director     )
and its secretary                 )

                                  .......................................
                                  Director



                                  .......................................
                                  Director / Secretary